Exhibit 99.1

PRESS RELEASE

Contact:	Paul Surdez (609) 452-4807 www.covance.com

COVANCE REPORTS THIRD QUARTER NET REVENUE OF $607 MILLION,
PRO FORMA EPS OF $0.83 AND ADJUSTED NET ORDERS OF $732 MILLION

— Raises FY2013 Pro Forma EPS Target to approximately $3.20 —

Princeton, New Jersey, October 29, 2013 — Covance Inc. (NYSE: CVD) today reported results for its third quarter ended September 30, 2013.  Net revenue was $606.7 million, representing 11.4% growth from the third quarter of 2012’s GAAP result of $544.8 million, and 12.0% growth from the third quarter of 2012’s pro forma result of $541.9 million.  On a GAAP basis, the company reported earnings of $0.78 per diluted share in the third quarter of 2013 as compared to GAAP earnings of $0.69 in the third quarter of 2012.  Excluding charges associated with restructuring and other cost reduction actions totaling $4.9 million, the company reported earnings per diluted share of $0.83, up 15.8% over the pro forma earnings of $0.72 for the third quarter of 2012.

“Financial highlights in the third quarter included consolidated pro forma revenue growth of 12%, operating margin of 11.1%, EPS of $0.83, and record quarterly free cash flow of $180 million. Our better-than-expected results in the third quarter were driven by exceptional performance in our central laboratory and continued strong results in clinical development,” said Joe Herring, Chairman and Chief Executive Officer. “Strong commercial execution continued in the third quarter, as we delivered adjusted net orders of $732 million and an adjusted net book-to-bill of 1.21 to 1.

“Late-Stage Development revenue grew 19% year-on-year to $386 million and pro forma operating margins were 22.6%, up 260 basis points from a year ago and 120 basis points from last quarter.  Better-than-expected kit volumes and a richer mix in central laboratories drove year-over-year revenue growth of 26%, while clinical development grew revenue 14% year-on-year. Both service lines expanded margins year-over-year and sequentially.

“In Early Development, revenue grew $6 million sequentially to $220 million, an increase of 1% from last year’s pro forma result. Performance was led by clinical pharmacology, which delivered strong year-over-year and sequential revenue growth and margin expansion, more than offsetting year-over-year declines in discovery support services and pharmaceutical chemistry services. Pro forma operating margin increased 70 basis points year-on-year, and 180 basis points sequentially. Toxicology, where revenue declined slightly both year-on-year and sequentially, delivered better-than-forecasted orders in the third quarter, setting up expected sequential and year-on-year growth in the fourth quarter.

“Looking ahead to the fourth quarter of 2013, we expect sequential growth in revenue and operating income in both our Early and Late-Stage development segments, despite increased spending on our strategic IT programs. Accordingly, we are increasing our full-year pro forma diluted earnings per share target to approximately $3.20 (excluding gains on sale, costs associated with our ongoing restructuring activities, and assuming foreign exchange rates remain at September 30, 2013 levels), versus our previous expectation of $3.10 to $3.20. We also now expect full-year revenue growth of approximately 10%.”

Consolidated Results

($ in millions except EPS)	3Q13	3Q12	Change	YTD13	YTD12	Change
Total Revenues	$647.0	$597.6		$1,925.3	$1,756.6
Less: Reimbursable Out-of-Pockets	$40.3	$52.8		$146.1	$138.2
Net Revenues	$606.7	$544.8	11.4%	$1,779.2	$1,618.4	9.9%
Operating Income	$62.6	$30.6	104.7%	$162.4	$72.8	123.1%
Operating Margin	10.3%	5.6%		9.1%	4.5%
Net Income	$44.2	$37.8	16.9%	$133.4	$60.8	119.2%
Earnings per Share	$0.78	$0.69	13.3%	$2.35	$1.07	119.0%
Revenue from facilities closed in 2012**	—	$2.9		—	$7.3
Net Revenue, continuing ops*	$606.7	$541.9	12.0%	$1,779.2	$1,611.2	10.4%
Restructuring Costs and other items	$(4.9)	$(18.1)		$(17.1)	$(66.5)
Loss from facilities closed in 2012**	—	$(2.6)		—	$(6.4)
Operating Income, excluding items*	$67.5	$51.3	31.7%	$179.5	$145.7	23.2%
Operating Margin, excluding items*	11.1%	9.5%		10.1%	9.0%
Gain on Sale of Investments	—	$1.5		$16.4	$1.5
Impairment of Equity Investment	—	—		—	$(7.4)
Favorable Income Tax Developments	—	$11.5		—	$11.5
Net Income, excluding items*	$47.3	$39.6	19.4%	$134.1	$111.6	20.1%
Diluted EPS, excluding items*	$0.83	$0.72	15.8%	$2.36	$1.97	20.0%

* See attached pro forma income statements for reconciliation of 2013 and 2012 GAAP to pro forma amounts.
** Facilities closed in 2012 include Chandler, Honolulu, and Basel.

Operating Segment Results

Early Development

($ in millions)	3Q13	3Q12	Change	YTD13	YTD12	Change
Net Revenues	$220.4	$220.7	(0.2)%	$642.2	$652.1	(1.5)%
Operating Income (Loss)	$27.2	$7.1	283.3%	$65.6	$(14.7)
Operating Margin	12.3%	3.2%		10.2%	(2.3)%
Revenue from facilities closed in 2012**	—	$2.9		—	$7.3
Net Revenue, continuing ops	$220.4	$217.8	1.2%	$642.2	$644.8	(0.4)%
Restructuring Costs and other items	$(1.6)	$(17.2)		$(7.5)	$(65.1)
Loss from facilities closed in 2012**	—	$(2.6)		—	$(6.4)
Operating Income, excluding items	$28.8	$26.9	7.0%	$73.1	$56.9	28.6%
Operating Margin, excluding items	13.1%	12.4%		11.4%	8.8%

** Facilities closed in 2012 include Chandler, Honolulu, and Basel.

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products.  Net revenues in the third quarter of 2013 were $220.4 million, compared to $220.7 million on a GAAP basis and $217.8 million on a pro forma basis in the third quarter of last year. Last year’s pro forma revenue excluded $2.9 million in revenue from the three sites closed by the end of 2012. On a pro forma basis, net revenue increased 1.2%, including a 10 basis point foreign exchange tailwind, as strong growth in clinical pharmacology and research products were largely offset by declines in discovery support and pharmaceutical chemistry. Sequential growth of $5.8 million was primarily driven by growth in clinical pharmacology and research products.

GAAP operating income in the third quarter of 2013 was $27.2 million, and included $1.6 million in costs associated with our previously-announced restructuring actions versus operating income of $7.1 million in the third quarter of 2012, which included losses at facilities closed in 2012 of $2.6 million and restructuring costs of $17.2 million.  Pro forma operating income, excluding these costs, was $28.8 million in the third quarter of this year, a 7.0% increase from the $26.9 million reported in the third quarter of 2012.  Pro forma operating margins were 13.1% in the third quarter of 2013, versus 12.4% in the third quarter of 2012 and 11.3% last quarter.

On a sequential basis, operating margin was positively impacted by the shift to above margin treatment of the UK R&D tax credit which added 200 basis points.  In addition, annual salary merit increases went into effect on July 1 and this negatively impacted operating margins on a sequential basis by 100 basis points in the quarter.  The UK R&D tax credit recorded in the third quarter represents a six month impact (as the law was signed in July 2013, but applied retroactive to April 1, 2013).  The fourth quarter of 2013 will reflect the UK R&D credit associated with costs incurred during only that quarter.  As a result, operating margins in the fourth quarter of 2013 will face a sequential headwind of approximately 100 basis points from a normalization of the UK R&D tax credit.

Late-Stage Development

($ in millions)	3Q13	3Q12	Change	YTD13	YTD12	Change
Net Revenues	$386.4	$324.1	19.2%	$1,137.0	$966.3	17.7%
Operating Income	$86.8	$64.4	34.8%	$249.3	$204.9	21.7%
Operating Margin	22.5%	19.9%		21.9%	21.2%
Restructuring Costs	$(0.5)	$(0.4)		$(3.8)	$(0.6)
Operating Income, excluding items	$87.4	$64.8	34.8%	$253.1	$205.5	23.2%
Operating Margin, excluding items	22.6%	20.0%		22.3%	21.3%

The Late-Stage Development segment includes central laboratory, Phase IIb-IV clinical development, and market access services.  Net revenues for the third quarter of 2013 grew 19.2% year-on-year to $386.4 million, and increased $8.6 million sequentially from the second quarter level. In the quarter, foreign exchange favorably impacted revenue growth by 160 basis points. Year-over-year growth was driven by increases of 26% in central laboratories and 14% in clinical development, while sequential revenue growth was driven by growth in central laboratories.

Operating income for the third quarter was $86.8 million on a GAAP basis and included $0.5 million in costs associated with our ongoing restructuring actions. On a pro forma basis, operating income was $87.4 million, up 34.8% year-over-year. Pro Forma operating income also increased $6.5 million sequentially. Pro forma operating margins were 22.6% for the third quarter of 2013, versus 20.0% in the third quarter of 2012 and 21.4% last quarter. The year-on-year increase in profitability was led by operating leverage in central laboratories followed by clinical development, which more than offset increased spending on strategic IT projects.

On a sequential basis, operating margins in the third quarter were positively impacted by the shift to above margin treatment of the UK R&D tax credit which added 90 basis points.  In addition, on July 1 annual salary merit increases went into effect and this was a sequential operating margin headwind of 90 basis points.  The UK R&D tax credit recorded in the third quarter represents a six month impact.  The fourth quarter of 2013 will reflect the UK R&D credit associated with costs incurred during only that quarter.  As a result, operating margins in the fourth quarter of 2013 will face a sequential headwind of approximately 45 basis points from a normalization of the UK R&D tax credit.

Corporate Information

The company reported third quarter adjusted net orders of $732 million. Backlog at September 30, 2013 was $6.83 billion compared to $6.73 billion at June 30, 2013 and $6.37 billion at September 30, 2012. Foreign exchange contributed $70 million to backlog growth on a sequential basis.

Corporate expenses totaled $51.4 million in the third quarter of 2013 (including $2.8 million in restructuring costs) compared to $49.9 million last quarter (including $2.3 million in restructuring costs) and $40.9 million in the third quarter of 2012 (including $0.5 million in restructuring costs). The largest driver of the year-over-year increase in corporate expenses is spending on our strategic IT initiatives followed by higher incentive compensation expenses related to stronger-than-budgeted business performance.

Cash, cash equivalents and short-term investments at September 30, 2013 were $593 million compared to $446 million at June 30, 2013 and $441 million at September 30, 2012.  Short-term debt was reduced by $60 million in the third quarter to $265 million as of September 30. As announced on October 8, Covance entered into a note purchase agreement for the private placement of $250 million in senior notes planned to be issued in November.

Net Days Sales Outstanding (DSO) declined 13 days in the third quarter to 35 days at September 30, 2013 compared to 48 days at June 30, 2013 and 38 days at September 30, 2012.

Free cash flow (defined as operating cash flow less capital expenditures) for the third quarter of 2013 was $180 million, consisting of operating cash flow of $215 million less capital expenditures of $35 million.  Free cash flow year-to-date was $109 million, consisting of operating cash flow of $213 million less capital expenditures of $104 million.  In 2013, we continue to expect free cash flow to be at least $125 million, net of capital expenditures of approximately $160 million.  The free cash flow target for 2013 assumes net DSO at 40 days at December 31, 2013.

The pro forma effective tax rate in the third quarter of 28.3% was impacted by the shift to above margin treatment of the UK R&D tax credit.  Previously this credit was recorded as a reduction to income tax expense.  As a result of UK tax legislation signed in the third quarter of 2013, but effective April 1, 2013, the company now reports the UK R&D credit as an above margin expense reduction.  The impact in the third quarter was an increase in the company’s effective tax rate of approximately 900 basis points, representing a six month impact.  The fourth quarter of 2013 will reflect the UK R&D credit associated with costs incurred during only that quarter.  As a result, the effective tax rate in the fourth quarter of 2013 will face a sequential tailwind of approximately 450 basis points from the third quarter level from a normalization of the UK R&D tax credit, resulting in an expected tax rate slightly below 24%.

The company’s investor conference call will be webcast on October 30 at 9:00 am ET.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $2.2 billion and more than 12,000 employees located in over 60 countries.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories,  fluctuations in currency exchange rates, the realization of savings from the company’s announced restructuring actions, the cost and pace of completion of our information technology projects and the realization of benefits therefrom,  the satisfaction of the conditions of the note purchase agreement and the closing thereof, and other factors described in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Financial Exhibits Follow

COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30				Nine Months Ended September 30
	2013		2012		2013		2012

Net revenues	$606,722		$544,818		$1,779,219		$1,618,441
Reimbursable out-of-pocket expenses	40,328		52,844		146,142		138,174
Total revenues	647,050		597,662		1,925,361		1,756,615

Costs and expenses:
Cost of revenue	424,857		389,724		1,255,316		1,174,382
Reimbursable out-of-pocket expenses	40,328		52,844		146,142		138,174
Selling, general and administrative	87,052		94,401		266,448		266,031
Depreciation and amortization	32,191		30,102		95,072		87,285
Goodwill impairment charge	—		—		—		17,959
Total costs and expenses	584,428	(a)	567,071	(c)	1,762,978	(b)	1,683,831	(d)

Income from operations	62,622	(a)	30,591	(c)	162,383	(b)	72,784	(d)

Other (income) expense, net:
Interest expense, net	759		920		2,634		2,353
Foreign exchange transaction loss, net	882		281		1,911		1,301
Gain on sale of investments	—		(1,459)		(16,400)		(1,459)
Impairment of equity investment	—		—		—		7,373
Loss on sale of business	—		—		—		169
Other (income) expense, net	1,641		(258	)(c)	(11,855	)(b)	9,737	(d)

Income before taxes and equity investee earnings	60,981	(a)	30,849	(c)	174,238	(b)	63,047	(d)

Tax expense (benefit)	16,780	(a)	(6,971	)(c)	40,877	(b)	2,229	(d)

Equity investee earnings	—		—		—		17

Net income	$44,201	(a)	$37,820	(c)	$133,361	(b)	$60,835	(d)

Basic earnings per share	$0.81	(a)	$0.70	(c)	$2.45	(b)	$1.10	(d)

Weighted average shares outstanding - basic	54,703,763		53,687,748		54,524,296		55,206,190

Diluted earnings per share	$0.78	(a)	$0.69	(c)	$2.35	(b)	$1.07	(d)

Weighted average shares outstanding - diluted	56,939,181		55,201,552		56,754,527		56,701,280

(a)    Three months ended September 30, 2013 includes, as applicable, $4,893 in charges associated with restructuring and other cost reduction actions ($3,063 net of tax).

(b)    Nine months ended September 30, 2013 includes, as applicable, $17,076 in charges associated with restructuring and other cost reduction actions ($11,352 net of tax), and $16,400 gain on sale of investments ($10,654 net of tax).

(c)     Three months ended September 30, 2012 includes, as applicable, $14,072 in restructuring costs ($9,647 net of tax), $4,000 in costs associated with the settlement of an inventory supply agreement ($2,756 net of tax), $2,609 in losses at sites in wind-down ($1,821 net of tax), $1,459 gain on sale of investment ($945 net of tax) and favorable income tax items totaling $11,501.

(d)    Nine months ended September 30, 2012 includes, as applicable, $23,739 in restructuring costs ($16,177 net of tax), $24,781 in inventory impairment charges and costs associated with the settlement of an inventory supply agreement ($17,147 net of tax), $17,959 of goodwill impairment charges ($17,959 net of tax), $7,373 of impairment of equity investment ($7,373 net of tax), $6,424 in losses at sites in wind-down ($4,567 net of tax), $1,459 gain on sale of investment ($945 net of tax) and favorable income tax items totaling $11,501.

Excluding the impact of charges associated with restructuring and other cost reduction actions, impairment charges, costs associated with the settlement of an inventory supply agreement, losses at sites in wind-down, gain on sale of investments and favorable tax items, as applicable:

Income from operations	$67,515	$51,272	$179,459	$145,687

Taxes on income	$18,610	$10,473	$40,855	$30,269

Net income	$47,264	$39,598	$134,059	$111,612

Basic earnings per share	$0.86	$0.74	$2.46	$2.02

Diluted earnings per share	$0.83	$0.72	$2.36	$1.97

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2013 and DECEMBER 31, 2012

(Dollars in thousands)

	September 30	December 31
	2013	2012
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$482,800	$492,824
Short-term investments	109,794	—
Accounts receivable, net	353,940	339,558
Unbilled services	147,355	136,878
Inventory	49,516	49,270
Deferred income taxes	49,363	44,903
Income taxes receivable	—	3,642
Prepaid expenses and other current assets	203,200	167,629
Total Current Assets	1,395,968	1,234,704

Property and equipment, net	891,680	891,319
Goodwill	109,820	109,820
Other assets	40,846	52,499
Total Assets	$2,438,314	$2,288,342

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$52,020	$34,430
Accrued payroll and benefits	143,599	144,681
Accrued expenses and other current liabilities	104,032	127,686
Unearned revenue	266,522	255,776
Short-term debt	265,000	320,000
Income taxes payable	11,663	—
Total Current Liabilities	842,836	882,573

Deferred income taxes	21,186	27,912
Other liabilities	75,840	70,665
Total Liabilities	939,862	981,150

Stockholders’ Equity:
Common stock	807	791
Paid-in capital	836,056	744,114
Retained earnings	1,733,987	1,600,626
Accumulated other comprehensive income	23,966	28,520
Treasury stock	(1,096,364)	(1,066,859)
Total Stockholders’ Equity	1,498,452	1,307,192
Total Liabilities and Stockholders’ Equity	$2,438,314	$2,288,342

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(Dollars in thousands)

(UNAUDITED)

	Nine Months Ended September 30
	2013	2012
Cash flows from operating activities:
Net income	$133,361	$60,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	95,072	87,285
Non-cash impairment charges	—	44,610
Non-cash compensation expense associated with employee benefit and stock compensation plans	29,863	29,774
Deferred income tax benefit	(6,787)	(23,648)
Gain on sale of investments	(16,400)	(1,459)
Loss on sale of business	—	169
Loss on disposal of property and equipment	487	674
Equity investee earnings	—	(17)
Changes in operating assets and liabilities, net of business sold:
Accounts receivable	(14,382)	(10,404)
Unbilled services	(10,477)	(27,561)
Inventory	(246)	9,115
Accounts payable	17,590	2,565
Accrued liabilities	(24,736)	(1,396)
Unearned revenue	10,746	33,374
Income taxes	20,228	568
Other assets and liabilities, net	(21,474)	(51,581)
Net cash provided by operating activities	212,845	152,903

Cash flows from investing activities:
Capital expenditures	(103,703)	(105,199)
Purchase of short-term investments	(109,794)	—
Proceeds from sale of investments	17,781	4,682
Other, net	528	1,006
Net cash used in investing activities	(195,188)	(99,511)

Cash flows from financing activities:
Net (repayments) borrowings under revolving credit facility	(55,000)	310,000
Stock issued under option plans	57,172	5,794
Purchase of treasury stock	(29,505)	(322,452)
Net cash used in financing activities	(27,333)	(6,658)

Effect of exchange rate changes on cash	(348)	5,535

Net change in cash and cash equivalents	(10,024)	52,269

Cash and cash equivalents, beginning of period	492,824	389,103

Cash and cash equivalents, end of period	$482,800	$441,372

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q3 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Pro Forma

Net revenues	$606,722		$606,722
Reimbursable out-of-pocket expenses	40,328		40,328
Total revenues	647,050	—	647,050

Costs and expenses:
Cost of revenue	424,857		424,857
Reimbursable out-of-pocket expenses	40,328		40,328
Selling, general and administrative	87,052	(4,475)	82,577
Depreciation and amortization	32,191	(418)	31,773
Total costs and expenses	584,428	(4,893)	579,535

Income from operations	62,622	4,893	67,515

Other (income) expense, net:
Interest expense, net	759		759
Foreign exchange transaction loss, net	882		882
Other (income) expense, net	1,641	—	1,641

Income before taxes	60,981	4,893	65,874

Taxes on income	16,780	1,830	18,610

Net income	$44,201	$3,063	$47,264

Basic earnings per share	$0.81	$0.06	$0.86

Weighted average shares outstanding - basic	54,703,763	54,703,763	54,703,763

Diluted earnings per share	$0.78	$0.05	$0.83

Weighted average shares outstanding - diluted	56,939,181	56,939,181	56,939,181

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q3 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Items (2)	Operating Results at Sites in Wind- Down (3)	Income Tax Items (4)	Pro Forma

Net revenues	$544,818			$(2,967)		$541,851
Reimbursable out-of-pocket expenses	52,844					52,844
Total revenues	597,662	—	—	(2,967)	—	594,695

Costs and expenses:
Cost of revenue	389,724		(4,000)	(4,544)		381,180
Reimbursable out-of-pocket expenses	52,844					52,844
Selling, general and administrative	94,401	(12,989)		(162)		81,250
Depreciation and amortization	30,102	(1,083)		(870)		28,149
Total costs and expenses	567,071	(14,072)	(4,000)	(5,576)	—	543,423

Income from operations	30,591	14,072	4,000	2,609	—	51,272

Other (income) expense, net:
Interest expense, net	920					920
Foreign exchange transaction loss, net	281					281
Gain on sale of investment	(1,459)		1,459			—
Other (income) expense, net	(258)	—	1,459	—	—	1,201

Income before taxes	30,849	14,072	2,541	2,609	—	50,071

Taxes on income	(6,971)	4,425	730	788	11,501	10,473

Net income	$37,820	$9,647	$1,811	$1,821	$(11,501)	$39,598

Basic earnings per share	$0.70	$0.18	$0.03	$0.03	$(0.21)	$0.74

Weighted average shares outstanding - basic	53,687,748	53,687,748	53,687,748	53,687,748	53,687,748	53,687,748

Diluted earnings per share	$0.69	$0.17	$0.03	$0.03	$(0.21)	$0.72

Weighted average shares outstanding - diluted	55,201,552	55,201,552	55,201,552	55,201,552	55,201,552	55,201,552

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce cost structure.

(2) Consists of costs associated with the settlement of an inventory supply agreement ($4,000) and a gain on the sale of an investment $1,459.

(3) Represents results of operations at sites where wind-down activities have commenced.

(4) Primarily represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q3 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$1,779,219			$1,779,219
Reimbursable out-of-pocket expenses	146,142			146,142
Total revenues	1,925,361	—	—	1,925,361

Costs and expenses:
Cost of revenue	1,255,316			1,255,316
Reimbursable out-of-pocket expenses	146,142			146,142
Selling, general and administrative	266,448	(14,576)		251,872
Depreciation and amortization	95,072	(2,500)		92,572
Total costs and expenses	1,762,978	(17,076)	—	1,745,902

Income from operations	162,383	17,076	—	179,459

Other (income) expense, net:
Interest expense, net	2,634			2,634
Foreign exchange transaction loss, net	1,911			1,911
Gain on sale of investments	(16,400)		16,400	—
Other (income) expense, net	(11,855)	—	16,400	4,545

Income before taxes	174,238	17,076	(16,400)	174,914

Taxes on income	40,877	5,724	(5,746)	40,855

Net income	$133,361	$11,352	$(10,654)	$134,059

Basic earnings per share	$2.45	$0.21	$(0.20)	$2.46

Weighted average shares outstanding - basic	54,524,296	54,524,296	54,524,296	54,524,296

Diluted earnings per share	$2.35	$0.20	$(0.19)	$2.36

Weighted average shares outstanding - diluted	56,754,527	56,754,527	56,754,527	56,754,527

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents gain on sale of investments.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q3 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Items (2)	Operating Results at Sites in Wind- Down (3)	Income Tax Items (4)	Pro Forma

Net revenues	$1,618,441			$(7,256)		$1,611,185
Reimbursable out-of-pocket expenses	138,174					138,174
Total revenues	1,756,615	—	—	(7,256)	—	1,749,359

Costs and expenses:
Cost of revenue	1,174,382		(24,781)	(11,483)		1,138,118
Reimbursable out-of-pocket expenses	138,174					138,174
Selling, general and administrative	266,031	(21,446)		(384)		244,201
Depreciation and amortization	87,285	(2,293)		(1,813)		83,179
Goodwill impairment charge	17,959		(17,959)			—
Total costs and expenses	1,683,831	(23,739)	(42,740)	(13,680)	—	1,603,672

Income from operations	72,784	23,739	42,740	6,424	—	145,687

Other (income) expense, net:
Interest expense, net	2,353					2,353
Foreign exchange transaction loss, net	1,301					1,301
Impairment of equity investment	7,373		(7,373)			—
Gain on sale of investment	(1,459)		1,459			—
Loss on sale of business	169					169
Other (income) expense, net	9,737	—	(5,914)	—	—	3,823

Income before taxes and equity investee earnings	63,047	23,739	48,654	6,424	—	141,864

Taxes on income	2,229	7,562	7,120	1,857	11,501	30,269

Equity investee earnings	17					17

Net income	$60,835	$16,177	$41,534	$4,567	$(11,501)	$111,612

Basic earnings per share	$1.10	$0.29	$0.75	$0.08	$(0.21)	$2.02

Weighted average shares outstanding - basic	55,206,190	55,206,190	55,206,190	55,206,190	55,206,190	55,206,190

Diluted earnings per share	$1.07	$0.29	$0.73	$0.08	$(0.20)	$1.97

Weighted average shares outstanding - diluted	56,701,280	56,701,280	56,701,280	56,701,280	56,701,280	56,701,280

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce cost structure.

(2) Consists of inventory impairment and costs associated with the settlement of an inventory supply agreement ($24,781), goodwill impairment ($17,959), impairment of equity investment ($7,373) and a gain on the sale of an investment $1,459.

(3) Represents results of operations at sites where wind-down activities have commenced.

(4) Primarily represents favorable resolutions of income tax matters.